As filed with the Securities and Exchange Commission on September 8, 2026

Registration No. 333-

United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Milestone Scientific Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-3545623
State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization	Identification Number)

425 Eagle Rock Avenue, Suite 403

Roseland, New Jersey 07068

(Address of Principal Executive Offices)

AMENDED AND RESTATED MILESTONE SCIENTIFIC INC.

2020 EQUITY INCENTIVE PLAN

(Amended and Restated Effective as of July 27, 2026)

(Full Title of the Plan)

Eric Hines

Chief Executive Officer

425 Eagle Rock Avenue, Suite 403

Roseland, New Jersey 07068

(973) 535-2717

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

with a copy to:

Lawrence Bell, Esq.

Tarter Krinsky & Drogin LLP

1350 Broadway

New York, New York 10018

(212) 574-0392

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Accelerated filer ☐ Non-accelerated filer ☒ Smaller reporting company ☒ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Milestone Scientific Inc. (the “Registrant”) to register an additional 17,250,000 shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), representing the increase in the number of shares available for issuance under the Registrant’s Amended and Restated Milestone Scientific Inc. 2020 Equity Incentive Plan, amended and restated effective as of July 27, 2026 (the “2020 Plan”) from 11,500,000 to 28,750,000 shares.

The Registrant previously registered shares of Common Stock for issuance under the 2020 Plan on its Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on July 13, 2023 (File No. 333- 273228) (the “Prior Registration Statement”). Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated by reference into this Registration Statement, except to the extent modified or superseded hereby or by any subsequently filed document that is incorporated by reference herein or therein.

The shares issuable under the 2020 Plan include shares that may be issued pursuant to awards granted under the Registrant’s 2026 Performance Incentive Sub-Plan to the 2020 Plan (the “Performance Sub-Plan”). Accordingly, the shares issuable under the Performance Sub-Plan are included within, and are not in addition to, the 17,250,000 shares of Common Stock registered hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with the instructional note to Part I of Form S-8 as promulgated by the SEC, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Commission on March 31, 2026, as amended by the Registrant’s Annual Report on Form 10-K/A filed with the Commission on May 5, 2026;

(b) The Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2026 and June 30, 2026, filed with the Commission on May 13, 2026 and August 13, 2026, respectively;

(c) The Registrant’s Current Reports on Form 8-K filed with the Commission on April 2, 2026, April 21, 2026, May 6, 2026, May 6, 2026, June 25, 2026, July 29, 2026 and July 31, 2026, in each case other than information furnished rather than filed;

(d) The information contained in our definitive proxy statement on Schedule 14A for our 2026 annual meeting of stockholders filed with the SEC on June 22, 2026, to the extent incorporated by reference in Part III of the Form 10-K; and

(e) The description of the Registrant’s Common Stock contained in Exhibit 4.5 to its Annual Report on Form 10-K filed with the Commission on March 31, 2026, incorporated by reference to the Registrant’s Form 10-K filed with the SEC on March 31, 2022, Exhibit 4.6.

In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information that are related to such items), after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified, superseded or replaced for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this Registration Statement.

Item 8. Exhibits

The exhibits to this Registration Statement are listed in the Exhibit Index below.

EXHIBIT INDEX

Exhibit No.	Description
4.1	Restated Certificate of Incorporation of Milestone, as amended as of August 5, 2026 (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 13, 2026).
4.2	Amended and Restated By-laws of the Registrant, as amended (incorporated by reference to Exhibit 3.4 to the Registrant’s Annual Report on Form 10-K filed with the Commission on April 1, 2019).
5.1*	Opinion of Tarter Krinsky & Drogin LLP.
23.1*	Consent of CBIZ CPAs P.C., independent registered public accounting firm.
23.2*	Consent of Marcum LLP, independent registered public accounting firm.
23.3*	Consent of Tarter Krinsky & Drogin LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page of this Registration Statement).
99.1	Amended and Restated Milestone Scientific Inc. 2020 Equity Incentive Plan (Amended and Restated Effective as of July 27, 2026) (incorporated by reference to Appendix A to the Registrant’s definitive proxy statement on Schedule 14A filed with the Commission on June 22, 2026).
99.2	2026 Performance Incentive Sub-Plan to the Amended and Restated 2020 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 6, 2026).
99.3	Form of Performance-Based Restricted Stock Units Award Agreement under the 2026 Performance Incentive Sub-Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 6, 2026).
107*	Filing Fee Table.

* Filed herewith.

Item 9. Undertakings. Not required to be filed with this Registration Statement pursuant to General Instruction E to Form S 8.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Roseland, State of New Jersey, on September 8, 2026.

MILESTONE SCIENTIFIC INC.

By:	/s/ Eric Hines
Eric Hines
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Benedetta Casamento and Eric Hines, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 8, 2026.

Signature	Title

Chief Executive Officer
/s/ Eric Hines	(Principal Executive Officer) and Director
Eric Hines

/s/ Keisha Harcum	Vice President of Finance
Keisha Harcum	(Principal Accounting Officer)

/s/Benedetta Casamento	Chairman of the Board
Benedetta Casamento

/s/ Neal Goldman	Director
Neal Goldman

/s/ Dr. Didier Demesmin	Director
Didier Demesmin

/s/ Dawood Sayed	Director
Dr. Dawood Sayed

/s/ Kelly Ulto	Director
Kelly Ulto

/s/ Greg Shilling	Director
Greg Shilling